Exhibit 99.1

MDB Capital Holdings Announces Transitions In Its Board of Directors

Matthew Hayden transitions to new strategic role; Dan Torpey appointed Audit Committee Chair

Addison, TX, June 2, 2025 (GLOBE NEWSWIRE) — MDB Capital Holdings, LLC, (NASDAQ: MDBH) (“MDB”), a public venture platform focused on launching category-leading disruptive technology companies, today announced key leadership transitions within its Board of Directors.

Matthew Hayden, a board director since July 2022, will step down effective June 30, 2025, to assume a newly created role as Entrepreneur in Residence. In this position, Mr. Hayden will continue to support MDB’s mission by applying his two  decades of experience as an operator, investor, and strategic advisor to help guide early-stage disruptive technology companies through launch and growth while significantly expanding the firm’s public venture community.

“Matt has been an integral part of our board and played a vital role in taking MDB from a private company to a publicly traded leader in public venture,” said Christopher Marlett, Co-founder and CEO of MDB. “We are grateful for his continued partnership and look forward to the impact he will have in this next chapter as we scale the platform and expand our founder and investor community.”

In addition, current board director Dan Torpey has been appointed Chair of the Audit Committee, effective February 13, 2025. Torpey, who joined the Audit Committee in June 2024, brings 24 years of experience as an Assurance Partner at Ernst & Young LLP. His expertise spans accounting, auditing, compliance, financial reporting, fraud detection, and corporate investigations — all of which continue to strengthen MDB’s governance and operational rigor.

These transitions reflect MDB’s commitment to building a world-class leadership team to support its strategy of launching and scaling transformational technology ventures.

About MDB Capital Holdings, LLC

Founded in 1997, MDB focuses on launching “Big Ideas” into valuable public companies with a better approach to public venture capital. This approach involves community-driven financings of pre-revenue, early-stage disruptive technology companies through early public offerings, primarily listed on NASDAQ, as well as post-IPO offerings for already public companies that fit MDB’s overall criteria for investment.

MDB Capital is the brand under which MDB Capital Holdings, LLC (NASDAQ: MDBH) and its subsidiaries operate and provide services, which includes a self-clearing broker-dealer and trading platform and an integrated, intellectual property (IP) strategy consulting and law firm. MDB Capital is a registered broker-dealer, Member FINRA/SIPC.

For more information, please visit www.mdb.com.

Forward-Looking Statements

This press release contains “forward-looking statements.” These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” “shall” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond MDB’s control. MDB’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in documents that may be filed by MDB from time to time with the SEC. The forward-looking statements included in this press release represent MDB’s views as of the date of this press release. MDB anticipates that subsequent events and developments will cause its views to change. MDB undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing MDB’s views as of any date subsequent to the date of this press release.

Investor Relations Contact:

IR@mdb.com

Media Contact:

press@mdb.com